Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Page
Anadarko Eaglebine and Northstars Properties

Audited and Unaudited Statements of Revenues and Direct Operating Expenses

Independent Auditors’ Report	F-2

Statements of Revenues and Direct Operating Expenses for the Years Ended December 31, 2016, 2015 and 2014 (audited) and the Three Months Ended March 31, 2017 and 2016 (unaudited)	F-4

Notes to Statements of Revenues and Direct Operating Expenses	F-5

Independent Auditors’ Report

The Board of Directors

Anadarko Petroleum Corporation:

Report on the Financial Statements

We have audited the accompanying Statements of Revenue and Direct Operating Expenses (the “Statements”) of Anadarko Petroleum Corporation’s Eaglebine and Northstars Properties (the “Properties”) for the years ended December 31, 2016, 2015, and 2014, and the related notes to the Statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these Statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2016, 2015, and 2014, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As described in Note 2, the accompanying Statements of Revenues and Direct Operating Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the operations of the Properties. Our opinion is not modified with respect to this matter.

Accounting principles generally accepted in the United States of America require that the supplemental information relating to oil and natural gas producing activities be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by the United States Financial Accounting Standards Board, who as described in Accounting Standards Codification Topic 932-235-50, considers the supplemental information to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ KPMG LLP

Houston, Texas

June 9, 2017

ANADARKO PETROLEUM CORPORATION’S EAGLEBINE AND NORTHSTARS PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Three Months Ended March 31,		Years Ended December 31,
thousands	(unaudited) 2017	(unaudited) 2016	2016	2015	2014
Revenues
Oil and condensate sales	$16,741	$14,017	$66,585	$74,660	$132,697
Natural-gas sales	1,214	925	4,299	4,808	8,411
Natural-gas liquids sales	1,621	920	5,179	5,266	17,121

Total revenues	19,576	15,862	76,063	84,734	158,229

Direct Operating Expenses
Lease operating expenses	6,244	6,689	24,660	28,443	32,229
Production and other taxes	1,507	1,032	4,664	5,870	10,339

Total direct operating expenses	7,751	7,721	29,324	34,313	42,568

Excess of Revenues Over Direct Operating Expenses	$11,825	$8,141	$46,739	$50,421	$115,661

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

Anadarko Petroleum Corporation’s Eaglebine and Northstars Properties

Notes to the Statements of Revenues and Direct Operating Expenses

1. Background Information

Anadarko Petroleum Corporation (the “Company”) holds an interest in approximately 202,000 gross acres in Austin, Brazos, Burleson, Fayette, Lee, Milam, Robertson, and Washington Counties, Texas. The Company’s interest includes, among other formations, approximately 78,400 net acres in the Eagle Ford formation, and approximately 158,000 net acres among the Austin Chalk, Buda, Georgetown, and deeper formations. The Company participates in a total of 551 active wells, of which 80 are currently completed in the Eagle Ford formation (collectively with the net acres described above, the “Eaglebine and Northstars Properties”).

On May 10, 2017, the Company entered into a definitive agreement pursuant to two purchase and sale agreements to sell the Company’s interest in the Eaglebine and Northstars Properties to a third party.

2. Summary of Significant Accounting Policies

Basis of Presentation The accompanying Statements of Revenues and Direct Operating Expenses for the Eaglebine and Northstars Properties (the “Statements”) include revenues from the sale of oil, condensate, natural gas, and natural-gas liquids (NGLs) and direct operating expenses for the three months ended March 31, 2017 and 2016, and the years ended December 31, 2016, 2015, and 2014. Revenues and direct operating expenses included in the Statements represent the Company’s interest in the Eaglebine and Northstars Properties and are presented on the accrual basis of accounting. During the periods presented, the Eaglebine and Northstars Properties were not accounted for or operated as a separate division or entity by the Company. Accordingly, complete financial statements under U.S. generally accepted accounting principles are not available or practicable to produce for the Eaglebine and Northstars Properties. The Statements are not intended to be a complete presentation of the results of operations of the Eaglebine and Northstars Properties and may not be representative of future operations as they do not include indirect general and administrative expenses; interest expense; depreciation, depletion, and amortization; provision for income taxes; and certain other revenues and expenses not directly associated with revenues from the sale of oil, condensate, natural-gas, and NGLs.

Use of Estimates Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from those estimates.

Revenues The Company’s oil and condensate production from the Eaglebine and Northstars Properties is sold to third-party marketers, gatherers, and refiners. Natural-gas and NGLs production is primarily sold to the Company’s marketing affiliate. The Company recognizes sales revenues for oil and condensate, natural gas, and NGLs based on the amount of each product sold to purchasers when delivery to the purchaser has occurred and title has transferred.

Direct Operating Expenses Direct operating expenses are recognized when incurred and include (a) lease operating expenses, which consist of gathering and processing, salaries and wages, water costs, lease and well repairs and maintenance, utilities and other direct operating expenses; (b) production taxes; and (c) ad valorem taxes.

New Accounting Standards Issued but Not Yet Adopted The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes current revenue recognition requirements and industry-specific guidance. The codification was amended through additional ASUs and, as amended, requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. The Company is required to adopt the new standard in the first quarter of 2018 using one of two retrospective application methods. The Company is continuing to evaluate the provisions of this ASU and is therefore unable to disclose the impact that adopting ASU 2014-09 may have on the Statements for the Eaglebine and Northstars Properties.

Anadarko Petroleum Corporation’s Eaglebine and Northstars Properties

Notes to the Statements of Revenues and Direct Operating Expenses

3. Related Party Transactions

A substantial majority of the Eaglebine and Northstars Properties’ natural gas and NGLs is sold to the Company’s marketing affiliate. Transactions with affiliates during the periods presented are as follows:

	Three Months Ended March 31,		Years Ended December 31,
thousands	(unaudited) 2017	(unaudited) 2016	2016	2015	2014
Natural-gas sales	$1,098	$837	$3,874	$4,260	$7,255
NGLs sales	1,546	845	4,876	4,962	16,374

4. Major Customers

Sales to individual customers that exceeded 10% of total revenues related to the Eaglebine and Northstars Properties in each of the periods presented are as follows:

	Three Months Ended March 31,		Years Ended December 31,
thousands	(unaudited) 2017	(unaudited) 2016	2016	2015	2014
Sales
Third-party purchaser	$8,539	$8,003	$34,988	$38,188	$65,696
Third-party purchaser	4,487	3,613	16,905	23,942	52,227
Third-party purchaser	3,211	—	10,710	8,618	—
Affiliate purchaser	2,644	1,682	8,750	9,222	23,629

There were no sales to other customers that exceeded 10% of total revenues in any of the periods presented.

5. Contingencies

The Company is subject to legal proceedings, claims, and liabilities that arise in the ordinary course of business as well as various environmental-remediation and reclamation obligations arising from federal, state, and local laws and regulations. The Company does not believe that the liability with respect to these actions will have a material adverse effect on the operations or financial results related to the Company’s interest in the Eaglebine and Northstars Properties.

6. Subsequent Events

The Company has evaluated subsequent events through June 9, 2017, the date the Statements were available to be issued, and has concluded there are no material subsequent events that would require recognition or disclosure in these financial statements.

Anadarko Petroleum Corporation’s Eaglebine and Northstars Properties

Supplementary Oil and Gas Disclosures (Unaudited)

The unaudited supplemental information on oil and gas exploration and production activities related to the Eaglebine and Northstars Properties for 2016, 2015, and 2014 has been presented in accordance with FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas and the Securities and Exchange Commission’s final rule, Modernization of Oil and Gas Reporting. The Oil and Gas Reserves and the Standardized Measure of Discounted Future Net Cash Flows represent Anadarko’s interest in the Eaglebine and Northstars Properties.

Oil and Gas Reserves

The following reserves disclosures relate to the Eaglebine and Northstars Properties and reflect estimates of proved reserves, proved developed reserves, and proved undeveloped reserves, net of third-party royalty interests, of oil, condensate, natural gas, and NGLs owned at each year end and changes in proved reserves during each of the years presented. Oil, condensate, and NGLs volumes are presented in thousands of barrels (MBbls) and natural-gas volumes are presented in millions of cubic feet (MMcf) at a pressure base of 14.73 pounds per square inch. Total volumes are presented in thousands of barrels of oil equivalent (MBOE). For this computation, one barrel is the equivalent of 6,000 cubic feet of natural gas. Shrinkage associated with NGLs has been deducted from the natural-gas reserves volumes.

The Company’s estimates of proved reserves are made using available geological and reservoir data as well as production performance data. These estimates are reviewed annually by internal reservoir engineers and revised, either upward or downward, as warranted by additional data. The results of infill drilling are treated as positive revisions due to increases to expected recovery. Other revisions are due to changes in, among other things, development plans, reservoir performance, commodity prices, economic conditions, and governmental restrictions.

The prices below were used to compute the information presented in the following tables and are adjusted only for fixed and determinable amounts under provisions in existing contracts. Oil and condensate and NGLs prices are presented as price per barrel (Bbl). Gas prices are presented as price per million British thermal units (MMBtu).

	Oil and Condensate per Bbl	Natural Gas per MMBtu	NGLs per Bbl
December 31, 2016	$42.75	$2.48	$19.74
December 31, 2015	$50.28	$2.59	$19.47
December 31, 2014	$94.99	$4.35	$45.25

Anadarko Petroleum Corporation’s Eaglebine and Northstars Properties

Supplementary Oil and Gas Disclosures (Unaudited)

	Oil and Condensate (MBbls)	Natural Gas (MMcf)	NGLs (MBbls)	Total (MBOE)
Proved Reserves
December 31, 2013	7,693	14,528	4,684	14,798
Revisions of prior estimates (1)	(430)	117	(314)	(725)
Extensions, discoveries, and other additions	3,816	1,353	453	4,495
Sales in place	(1,636)	(438)	(148)	(1,857)
Production	(1,480)	(1,945)	(493)	(2,297)

December 31, 2014	7,963	13,615	4,182	14,414
Revisions of prior estimates (1)	(287)	(3,073)	(1,823)	(2,622)
Extensions, discoveries, and other additions	2,163	582	130	2,390
Sales in place	(7)	—	—	(7)
Production	(1,708)	(1,966)	(418)	(2,454)

December 31, 2015	8,124	9,158	2,071	11,721
Revisions of prior estimates (1)	846	1,107	272	1,303
Extensions, discoveries, and other additions	156	55	12	177
Sales in place	(508)	(450)	(102)	(685)
Production	(1,734)	(1,852)	(416)	(2,459)

December 31, 2016	6,884	8,018	1,837	10,057

Proved Developed Reserves
December 31, 2013	6,871	14,384	4,627	13,895
December 31, 2014	7,388	13,447	4,125	13,754
December 31, 2015	7,291	9,000	2,035	10,826
December 31, 2016	6,884	8,018	1,837	10,057
Proved Undeveloped Reserves
December 31, 2013	822	144	57	903
December 31, 2014	575	168	57	660
December 31, 2015	833	158	36	895
December 31, 2016	—	—	—	—

(1)	Revisions of prior estimates include the effects of changes in commodity prices, changes in economic conditions, and changes in reservoir performance.

Standardized Measure of Discounted Future Net Cash Flows

Estimates of future net cash flows from proved reserves are computed based on the average beginning-of-the-month prices during the 12-month period for the year. Estimated future net cash flows for all periods presented are reduced by estimated future development, production, and abandonment and dismantlement costs based on existing costs, assuming continuation of existing economic conditions. These estimates also include assumptions about the timing of future production of proved reserves, and timing of future development, production costs, and abandonment and dismantlement.

The present value of future net cash flows is not an estimate of the fair value of the Eaglebine and Northstars Properties’ oil and gas properties. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves, and a discount factor more representative of the time value of money and the risks inherent in producing oil and natural gas. Significant changes in estimated reserves volumes or commodity prices could have a material effect on the results of operations of the Eaglebine and Northstars Properties.

Anadarko Petroleum Corporation’s Eaglebine and Northstars Properties

Supplementary Oil and Gas Disclosures (Unaudited)

The standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Eaglebine and Northstars Properties is presented below and excludes income taxes as income tax expense is excluded from the Statements.

	Years Ended December 31,
thousands	2016	2015	2014
Future cash inflows	$314,492	$447,285	$984,723
Future production costs	144,088	211,738	317,562
Future development costs	46,476	38,721	38,210

Future net cash flows	123,928	196,826	628,951
Discounted at 10% per year	32,357	57,823	240,134

Standardized measure of discounted future net cash flows	$91,571	$139,003	$388,817

Changes in the standardized measure of discounted future net cash flows before income taxes related to the proved oil and gas reserves of the Eaglebine and Northstars Properties are as follows:

	Years Ended December 31,
thousands	2016	2015	2014
Balance, beginning of year	$139,003	$388,817	$380,520
Sales and transfers of oil and gas, net of production costs	(46,739)	(50,421)	(115,661)
Net changes in prices and production costs	(39,583)	(256,701)	(20,465)
Changes in estimated future development costs	(1,352)	(5,538)	8,814
Extensions, discoveries, and additions	3,531	57,732	249,443
Development costs incurred during the period	—	58	18
Revisions of previous quantity estimates	27,593	(33,027)	(30,109)
Sales of minerals in place	(7,741)	(313)	(88,104)
Accretion of discount	13,900	38,882	38,052
Other	2,959	(486)	(33,691)

Balance at December 31	$91,571	$139,003	$388,817